Exhibit 99.2

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	W. Bryan Kimzey
Vice President, External Affairs	Senior Vice President, Finance & Treasurer
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Extension of Tender Offer for its 6.000% Senior Secured Notes due 2022 and Commencement of Tender Offer for its 5.875% Senior Secured Notes due 2024

(HOUSTON, Texas) – December 10, 2019 – Calpine Corporation announced today that it is extending the expiration date of the previously announced cash tender offer to purchase any and all of its outstanding 6.000% Senior Secured Notes due 2022 (CUSIP Nos.: 131347 CA2, U13055 AP0 and 131347 CB0) (the “2022 Notes”) (the “2022 Offer”). The terms and conditions of the 2022 Offer are described in an Offer to Purchase, dated December 10, 2019 (the “2022 Offer to Purchase”) and the related Notice of Guaranteed Delivery.
The expiration date applicable to the 2022 Offer, previously scheduled for 5:00 p.m., New York City Time, on December 16, 2019, has been extended to 5:00 p.m., New York City Time, on December 17, 2019 (such time and date, as it may be further extended, the “2022 Expiration Date”), unless further extended or earlier terminated. The Guaranteed Delivery Expiration Date has also been extended to December 19, 2019 at 5:00 p.m. (such time and date, as it may be further extended the “2022 Guaranteed Delivery Expiration Date”), unless further extended or earlier terminated, and the settlement date and guaranteed delivery settlement date applicable to the 2022 Offer are now currently expected to be December 20, 2019.

Accordingly, holders of 2022 Notes who (i) validly tender and do not validly withdraw their 2022 Notes on or prior to the 2022 Expiration Date or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery and all other required documents on or prior to the 2022 Expiration Date and tender their 2022 Notes prior to the 2022 Guaranteed Delivery Expiration Date, and whose 2022 Notes are accepted for purchase pursuant to the 2022 Offer will be able to receive the previously announced tender offer consideration for the 2022 Notes. Holders of 2022 Notes who previously tendered their 2022 Notes do not need to retender such 2022 Notes or take any other action in response to this announcement in order to receive the tender offer consideration.

Except as described in this press release, all terms and conditions of the 2022 Offer as described in the 2022 Offer to Purchase remain unchanged. The consummation of the 2022 Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the 2022 Offer to Purchase. Calpine Corporation may, in its sole discretion, terminate, extend or amend the 2022 Offer at any time as described in the 2022 Offer to Purchase.

Calpine Corporation also announced today that it has commenced a cash tender offer to purchase any and all of its outstanding 5.875% Senior Secured Notes due 2024 (CUSIP Nos.: 131347 CC8, U13055 AQ8

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December 10, 2019
Calpine Corporation Announces an Extension of Tender Offer for 2022 Notes and Commencement of Tender Offer for 2024 Notes

and 131347 CD6) (the “2024 Notes,” and together with the 2022 Notes, the “Notes”) (the “2024 Offer,” and together with the 2022 Offer, “the Offers”). The terms and conditions of the 2024 Offer are described in an Offer to Purchase, dated December 10, 2019 (the “2024 Offer to Purchase,” and together with the 2022 Offer to Purchase, the “Offers to Purchase”) and the related Notice of Guaranteed Delivery.

The following table summarizes the terms of the 2024 Offer:

		Dollars per $1,000 Principal Amount of 2024 Notes
Title of Securities	CUSIP Numbers	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)
5.875% Senior Secured Notes due 2024	131347 CC8, U13055 AQ8 and 131347 CD6	$490,000,000	$1,022.50

(1) Per $1,000 principal amount of tendered (and not withdrawn) and accepted 2024 Notes.

The 2024 Offer will expire at 5:00 p.m., New York City Time, on December 17, 2019, unless extended or earlier terminated (the “2024 Expiration Date”). The consideration for each $1,000 principal amount of 2024 Notes validly tendered and not withdrawn at or prior to 5:00 p.m. New York City Time on December 17, 2019, unless extended, and accepted for purchase pursuant to the 2024 Offer will be the Tender Offer Consideration set forth in the table above.

Holders that (i) validly tender and do not validly withdraw their 2024 Notes on or prior to the 2024 Expiration Date or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery and all other required documents on or prior to the 2024 Expiration Date and tender their 2024 Notes prior to the guaranteed delivery expiration date, which is 5:00 p.m., New York City Time, on December 19, 2019, and whose 2024 Notes are accepted for purchase pursuant to the 2024 Offer will receive the Tender Offer Consideration described above, plus accrued and unpaid interest from the last interest payment date applicable to the 2024 Notes to, but not including, the settlement date, which is expected to be December 20, 2019.

Tendered 2024 Notes may be withdrawn prior to 5:00 p.m., New York City time, on December 17, 2019 (the “Withdrawal Date”). The consummation of the 2024 Offer is not conditioned upon any minimum amount of 2024 Notes being tendered, but is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the 2024 Offer to Purchase, including, among others, Calpine Corporation consummating its offering of $1,250,000,000 in aggregate principal amount of 4.500% Senior Secured Notes due 2028 that has priced and is expected to close on December 20, 2019. Calpine intends to use net proceeds from such offering, together with cash on hand (if necessary), to fund the aggregate consideration and accrued interest for all 2024 Notes validly tendered (and not withdrawn) pursuant to the 2024 Offer and accepted for purchase by us, to fund the aggregate consideration and accrued interest for all 2022 Notes validly tendered (and not withdrawn) pursuant to the 2022 Offer and accepted for purchase by us and to pay all fees and expenses incurred in connection with the Offers. Calpine Corporation intends to issue a redemption notice for the 2024 Notes on the settlement date to redeem any 2024 Notes not purchased in the 2024 Offer. This Statement does not constitute a notice of redemption of the 2024 Notes.

Credit Suisse Securities (USA) LLC has been retained as the dealer manager. D.F. King & Co., Inc. has been retained to serve as both the tender agent and the information agent.

Persons with questions regarding the Offers should contact Credit Suisse Securities (USA) LLC at (800)

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December 10, 2019
Calpine Corporation Announces an Extension of Tender Offer for 2022 Notes and Commencement of Tender Offer for 2024 Notes

820-1653 (toll free) or (212) 325-2476 (collect). Copies of the Offers to Purchase, Notice of Guaranteed Delivery and other related materials may be obtained online at www.dfking.com/calpine or by contacting D.F. King & Co., Inc. at (toll-free) (866) 751-6311 or (collect) (212) 269-5550 or email: calpine@dfking.com.

None of Calpine Corporation or its affiliates, its board of directors, the dealer manager, the tender agent and the information agent or the trustee for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful. The Offers are made only through the use of the Offers to Purchase and related Notices of Guaranteed Delivery. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Calpine Corporation by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Calpine

Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 78 power plants in operation or under construction represents nearly 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy Solutions and Champion Energy, we serve customers in 23 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. Please visit www.calpine.com to learn more about how Calpine is creating power for a sustainable future.

Forward-Looking Information

In addition to historical information, this release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. We believe that the forward-looking statements are based upon reasonable assumptions and expectations. However, you are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2018. These filings are available by visiting the Securities and Exchange

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December 10, 2019
Calpine Corporation Announces an Extension of Tender Offer for 2022 Notes and Commencement of Tender Offer for 2024 Notes

Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update or revise any such statements, whether as a result of new information, future events, or otherwise.

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